CUSIP NO. 31816Q 10 1	13 G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of FireEye, Inc.

Dated: February 11, 2014

JAFCO TECHNOLOGY PARTNERS, L.P.
BY:	JTP MANAGEMENT ASSOCIATES, LLC
ITS:	GENERAL PARTNER

By:	/s/ Joseph Horowitz
Managing Director

JAFCO TECHNOLOGY PARTNERS II, L.P.
BY:	JTP MANAGEMENT ASSOCIATES II, LLC
ITS:	GENERAL PARTNER

By:	/s/ Joseph Horowitz
Managing Director

JTP MANAGEMENT ASSOCIATES, LLC

By:	/s/ Joseph Horowitz
Managing Director

JTP MANAGEMENT ASSOCIATES II, LLC

/s/ Joseph Horowitz
Managing Director

/s/ Joseph Horowitz
Joseph Horowitz

/s/ Thomas M. Mawhinney
Thomas M. Mawhinney

/s/ Tsunesaburo Sugaya
Tsunesaburo Sugaya